PMR and Associates
               162 S. Rancho Santa Fe Road, Suite F-50
                         Encinitas, CA 92024
                          760-942-0015 Phone
                           760-942-1581 Fax
                       email: PMRandCO@aol.com
                           WWW.PMRandCO.com

Vince Castagnola
President
Internet Golf Association, Inc.                             8/3/1999

Thank you for your interest in PMR and Associates services in the investor relations field. Below please find the details of the proposal. Should you or your legal counsel have any questions, please feel free to contact me.

                           PROPOSAL OUTLINE
PMR and Associates will provide full investor relations services for Internet Golf Association, Inc. (OTC-BB "IGAT") (herein referred to as "PUBLIC COMPANY") Pursuant to the terms and conditions below.

                             COMPENSATION
A. RETAINER: 15,000 shares of restricted stock in "IGAT" for six months of consulting services, renewable after 6 months on terms mutually agreed.
B. FINDERS FEE AGREEMENT: 10% of all money raised for the company originated by PMR and Associates (30% Premium if compensation is to be in stock).

                          SERVICES PROVIDED
A.   Assist in the creation of an investor package.
B. Broker/Dealer Relations: Disseminate IR packages and corporate profiles to pre-qualified brokers.
C. Introduction to market makers interested in making a market in the "Public Company" stock
D.   Increase awareness amongst institutional and individual investors.
E.   Introduce industry analysts to the company.
F.   Assist in the development of an investor relations web site.
G. Assist in the drafting and dissemination of press releases through appropriate wire services.
H. Maintain broadcast fax list and mailing list for new press releases through appropriate wire services.
I.   Answer all shareholders inquiries.
J. Organize and attend any conferences or industry forums on behalf of "Public Company".
K.   "Public Company" agrees to indemnify and hold harmless Patrick
     M. Rost and PMR and Associates for any act conducted by "Public Company" relating this agreement.
L. PMR and Associates agrees to abide by all federal and state laws and regulations concerning investor relations, stock promotions and public disclosure requirements, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 (the "1934 Act"), and the Section 17(b) of the 1934 Act.
M. PMR and Associates agrees to keep all information confidential derived from this agreement until otherwise agreed upon by the parties.

Thank you for your time and I look forward to a successful future between our companies.

AGREED Upon by:      /s/   Patrick M. Rost         Patrick M. Rost,
PMR and Associates                 Date

AGREED Upon by:     /s/   Vince Castagnola       Vince Castagnola,
President, Internet Golf Association, Inc.      8-9-98       Date